Calculation of Filing Fee Tables
S-1
Scilex Holding Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	1,390,443	$ 11.06	$ 15,378,299.58	0.0001531	$ 2,354.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 15,378,299.58		$ 2,354.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,354.42
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The amount registered includes 150,000 shares of common stock, par value $0.0001 per share (the "Common Stock") of Scilex Holding Company, a Delaware corporation (the "Company"), to be issued by the Company to the selling securityholder named herein (the "Selling Securityholder") and 1,240,443 shares of Common Stock that are available to be issued and sold by the Company to the Selling Securityholder from time to time at the Company's election pursuant to the common stock purchase agreement, dated as of July 22, 2025, between the Company and the Selling Securityholder, subject to satisfaction of the conditions set forth therein. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on July 25, 2025 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A